As filed with the Securities and Exchange Commission on November 19, 2007

Registration No. 333-144430

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Amendment No. 2 to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________
BABYUNIVERSE, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	65-0797093
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1099 18th Street
Denver, Colorado 80202
(303) 228-9000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
____________________
Michael J. Wagner
BabyUniverse, Inc.
1099 18th Street
Denver, Colorado 80202
(303) 228-9000
(Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of Agent for Service)
____________________
Copies of all correspondence to:
D. Thomas Triggs, Esq.
Sullivan & Triggs, LLP
1230 Montana Avenue, Suite 201
Santa Monica, California 90403
Phone: (310) 451-8300
Fax: (310) 451-8303
     Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
Subject to Completion, dated November 19, 2007
PROSPECTUS
BabyUniverse, Inc.
1,094,346 Shares of Common Stock, Par Value $0.001 per Share
     This prospectus relates to the offer and sale of up to 1,094,346 shares of our common stock by the selling shareholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholders under this prospectus.
     The selling shareholders may from time to time offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. These sales may be made on The Nasdaq Capital Market or any national securities exchange on which our common stock is then traded, in the over-the-counter market or in negotiated transactions. See “Plan of Distribution” beginning on page 8 of this prospectus.
     Our common stock is traded on The Nasdaq Capital Market under the symbol “KIDS.” On November 16, 2007, the last sale price of our common stock reported on The Nasdaq Capital Market was $9.50.
     Investing in these securities involves significant risks. See “Risk Factors” on page 5 of this prospectus.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is November ___, 2007.

Page
IMPORTANT NOTICE TO READERS	1
FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	3
RISK FACTORS	5
THE MERGER	5
USE OF PROCEEDS	6
SELLING SHAREHOLDERS	6
PLAN OF DISTRIBUTION	8
WHERE YOU CAN FIND ADDITIONAL INFORMATION	10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	10
LEGAL MATTERS	11
EXPERTS	11
Exhibit 5.1
Exhibit 23.1
Exhibit 23.2
Exhibit 23.3
EXHIBIT 5.1
EX-23.1
EX-23.2
EX-23.3
IMPORTANT NOTICE TO READERS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer shares of our common stock that they own. Each time the selling shareholders offer shares of common stock under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplements together with the information incorporated by reference in this prospectus and, if applicable, any supplement hereto. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” for more information.
     We have not authorized anyone to provide you with information other than the information contained herein or incorporated by reference as set forth under “Incorporation of Certain Documents by Reference”. None of the shares of common stock covered by this prospectus are being offered in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the SEC.

FORWARD-LOOKING STATEMENTS
     This prospectus includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this prospectus include, without limitation, statements regarding our recently completed merger transaction with eToys Direct, Inc. (“eToys Direct”) and future expectations concerning available cash and cash equivalents, financial performance and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed in or implied by this proxy statement/prospectus. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited, to statements concerning:
•	the anticipated benefits and risks associated with our business strategy;

•	our future operating results and the future value of our common stock;

•	the anticipated size or trends of the markets in which we compete and the anticipated competition in those markets;

•	our ability to attract customers in a cost-efficient manner;

•	our ability to attract and retain qualified management personnel;

•	potential government regulation;

•	our future capital requirements and our ability to satisfy our capital needs;

•	the potential for additional issuances of our securities;

•	the possibility of future acquisitions of businesses or assets; and

•	possible expansion into international markets.
     Furthermore, in some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks referenced in the “Risk Factors” section below. These factors may cause our actual results to differ materially from any forward-looking statement.
     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

PROSPECTUS SUMMARY
About this Prospectus
     When used in this prospectus and any prospectus supplement, the terms “we,” “our,” “us”, the “Company” or “BabyUniverse” refer to BabyUniverse, Inc. and, as applicable, its subsidiaries, other than eToys Direct. The following summary contains basic information about us. It likely does not contain all of the information that is important to you. We encourage you to read this entire prospectus and the documents we have referred you to.
BabyUniverse, Inc.
     BabyUniverse is a leading Internet content, commerce and new media company in the pregnancy, baby and toddler marketplace. Through its websites BabyUniverse.com and DreamtimeBaby.com, BabyUniverse is a leading online retailer of brand-name baby, toddler and maternity products in the United States. Through its websites PoshTots.com and PoshLiving.com, BabyUniverse has extended its offerings in the baby and toddler market as a leading online provider of luxury furnishings to the country’s most affluent female consumers. Through its websites PoshCravings.com and ePregnancy.com and its flagship new media offering BabyTV.com, BabyUniverse has also established a recognized platform for the delivery of content and new media resources to a national audience of expectant parents.
     BabyUniverse is pursuing a dual strategy of organic growth and acquisition growth that is designed to establish BabyUniverse as the leader in the online baby marketplace. Beyond the baby segment, BabyUniverse intends to leverage its efficient and growing ecommerce platform to acquire other female-oriented ecommerce, marketing and new media companies. The overall objective of BabyUniverse is to establish a market-leading ecommerce and new media business focused on the high-growth female marketplace.
     To further this objective, our stock began trading on The Nasdaq Capital Market on March 27, 2006, after trading on the American Stock Exchange since August 3, 2005. At the same time, we changed our trading symbol from “BUN” to “POSH.” On November 5, 2007, we changed our trading symbol to “KIDS.”
     We were incorporated in Florida on October 15, 1997, as Everything But The Baby Inc. and initially operated the domain name www.everythingbutthebaby.com. In 1999, we began to market our products under the BabyUniverse brand at www.babyuniverse.com, and we changed our corporate name to BabyUniverse, Inc. on November 16, 2001.
     We believe that we are one of the largest online retailers of baby, toddler and maternity products in terms of product offerings and revenues. As an industry leader, we have grown our business internally since inception by increasing our presence in what we have identified to be the largest and most efficient Internet shopping portals, as well as through search engine marketing, resulting in increased traffic to our websites. We have also attempted to improve our sales conversion rate by broadening our product offerings and by actively managing the placement of the best-selling products on our websites.
     The market for online retailers offering baby, toddler and maternity related products is highly fragmented, with a significant number of small competitors representing a significant percentage of total segment sales. We believe that our seasoned senior management team and our scalable business architecture make us well-suited to acquire both large and small industry competitors. As part of our acquisition strategy, we intend to preserve the goodwill and marketing relationships of acquired companies as necessary to maintain and grow market share. In addition, we may acquire companies that market products predominantly to women over the Internet, or companies that enhance our ability to market products to women.
     Our ecommerce offerings include over 35,000 products from over 600 manufacturers that are presented in easy-to-use online shopping environments that include baby, toddler and maternity accessories, apparel, bedding, furniture, toys and gifts. These products are available in a variety of styles, colors and sizes which account for over 750,000 stock keeping units (“SKUs”). We also provide expert buyer’s guides and product descriptions to assist our customers with finding quality products and to help parents make informed decisions about their babies’ and toddlers’ needs and safety.
     On March 13, 2007, we entered into an Agreement and Plan of Merger with eToys Direct that provided for the merger of a wholly-owned subsidiary of ours with and into eToys Direct, with eToys Direct thereupon becoming a wholly-owned direct subsidiary of BabyUniverse and the surviving corporation in the merger. On October 12, 2007, we completed the merger transaction with eToys Direct. This transaction and eToys Direct are further described under “The Merger”.
Executive Offices
     Our executive offices are located at 1099 18th Street, Denver, Colorado 80202 and our telephone number is (303) 228-9000. The information on or that can be accessed through our websites and eToys Direct’s websites, including www.babyuniverse.com, www.etoys.com, www.kbtoys.com, www.mytwinn.com, www.dreamtimebaby.com, www.poshtots.com, www.poshliving.com, www.poshcravings.com, www.epregnancy.com and www.babytv.com, is not part of this prospectus.
_________________________
The Offering

Shares of common stock offered by the selling shareholders	1,094,346 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock by the selling shareholders.

Our Nasdaq Capital Market symbol	KIDS

RISK FACTORS
     Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” and the other information in our proxy statement/prospectus included in Amendment No. 3 to our Registration Statement on Form S-4 filed with the SEC on September 28, 2007, which proxy statement/prospectus is incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our common stock could decline significantly, and you may lose part or all of your investment.
THE MERGER
     On March 13, 2007, we entered into an Agreement and Plan of Merger with eToys Direct that provided for the merger of a wholly-owned subsidiary of ours with and into eToys Direct, with eToys Direct thereupon becoming a wholly-owned direct subsidiary of BabyUniverse and the surviving corporation in the merger. On October 12, 2007, we completed the merger with eToys Direct. In connection with the merger, the eToys Direct stockholders immediately prior to the merger received shares of our common stock equal to approximately 66 2/3% of the combined company on a fully-diluted basis, without taking into account the dilutive effect of outstanding options to purchase shares of eToys Direct common stock, which were automatically converted at the effective time of the merger into options to purchase shares of our common stock.
     eToys Direct is a leading online retailer of toys, video games, electronics, party goods, movies, videos and baby products. eToys Direct offers an extensive selection of products through its online store and catalogs. eToys Direct strives to maintain the highest standards for product selection, quality and value, gift delivery and customer service, in an effort to provide its customers and the recipients of its products the best possible gift experience. eToys Direct’s business primarily consists of (i) the retail sale of a wide range of popular brand name toys and children’s products, including, among others, video games, learning toys, costumes, party goods, computer software, books, child-oriented and appropriate electronics, kid’s room decor and baby products and (ii) the design, assembly and sale of custom personalized dolls handcrafted to resemble a customer’s child, including eye color, skin tone and hair length, texture and color, as well as matching clothing, furniture and accessories.
     We and eToys Direct made customary representations, warranties and covenants in the merger agreement, and the consummation of the merger was subject to certain conditions, including, among others, the approval of the holders of our common stock. The merger agreement, as amended, the merger and eToys Direct are described in more detail in our proxy statement/prospectus included in Amendment No. 3 to our Registration Statement on Form S-4 filed with the SEC on September 28, 2007, which proxy statement/prospectus is incorporated herein by reference.

USE OF PROCEEDS
     We will not receive any proceeds from the sale by the selling shareholders of shares of common stock.
SELLING SHAREHOLDERS
     On September 5, 2007, we completed a private placement of our equity securities to certain “qualified institutional buyers” (as that term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), and two “accredited investors” (as that term is defined in Regulation D promulgated under the Securities Act), the purpose of which was to raise the funds necessary to repay all of our outstanding indebtedness and to pay the fees incurred by us in connection with the transactions contemplated by the merger agreement with eToys Direct. As a result of this private placement, prior to the consummation of our merger transaction with eToys Direct, (i) we received an aggregate of approximately $11.5 million in gross cash proceeds, (ii) an aggregate of $0.9 million of our outstanding bank indebtedness was cancelled, and (iii) our obligation to pay in cash the placement agency fees incurred in connection with this private placement was cancelled, and in exchange therefor, we issued an aggregate of 2,038,991 shares of our common stock (including 39,658 such shares subject to outstanding warrants issued by us in connection with this private placement), 1,094,346 of which shares (which include the 39,658 shares subject to outstanding warrants issued by us in connection with this private placement) are covered by this prospectus. All of the remaining 944,645 shares of our common stock issued by us in this private placement, and an aggregate of 181,712 shares of our common stock that are subject to outstanding options that were issued to the selling shareholders in connection with this private placement by certain of our other shareholders who are affiliates of BabyUniverse, Inc. (the “Options”), are covered by the prospectus contained in our Registration Statement on Form S-3 filed with the SEC on October 31, 2007 (File No. 333-147033) (the “Subsequent S-3”).
     Each of the selling shareholders listed in the table below, other than Plus Four Private Equities, LP, is an affiliate of a limited purpose broker-dealer registered as a broker-dealer with the SEC, and each such selling shareholder that is such an affiliate has advised us that (i) the shares of our common stock held by such shareholder that are covered by this prospectus were purchased by it to be resold in the ordinary course of business, and (ii) at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute such shares.
     The selling shareholders, including their pledgees, donees, assignees, transferees or their successors, may from time to time offer and sell pursuant to this prospectus or a supplement hereto any or all of the shares of our common stock covered by this prospectus. When we refer to “selling shareholders” in this prospectus, we mean those persons listed in the table below, as well as the permitted pledges, donees, assignees, transferees, successors and others who later hold any of the selling shareholders’ interests, whether they receive such shares as a gift, partnership distribution or other non-sale related transfer.
     The table below sets forth the name of each selling shareholder and the number of shares of our common stock beneficially owned by each selling shareholder that may be offered pursuant to this prospectus. Other than as set forth below with respect to its status as a shareholder of BabyUniverse, to our knowledge, none of the selling shareholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.
     We have prepared the table based on information given to us by or on behalf of the selling shareholders on or prior to November 16, 2007. The selling shareholders may sell some, all or none of these shares. The table assumes that the selling shareholders sell all of the shares registered under this prospectus. In addition, the selling shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information to us in transactions exempt from the registration requirements of the Securities Act. We currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

	Shares Beneficially			Shares Beneficially
	Owned Prior to the		Number of Shares	Owned After
Name of Selling Shareholder	Offering (1)		Being Offered	the Offering (1)
	Number	Percent		Number	Percent
Plus Four Private Equities, LP (2)	1,039,375	4.3%	312,500	726,875	3.0%
Pequot Capital Management, Inc. (3)	479,998	2.0%	430,283	49,715	*
Janus Investment Fund on behalf of its series Janus Venture Fund (4)	1,133,024	4.7%	318,065	814,959	3.4%
Janus Capital Funds plc on behalf of its series Janus US Venture Fund (4)	103,317	*	28,675	74,642	*
Small Cap Growth Portfolio, a series of Ohio National Fund, Inc. (4)	14,856	*	4,823	10,033	*

*	Denotes less than 1%

(1)	Based on 24,141,250 shares of common stock outstanding as of November 16, 2007.

(2)	Assumes full exercise of outstanding Options to purchase an aggregate of 31,875 shares of our common stock issued to the selling shareholder in connection with the private placement that we completed on September 5, 2007 (the “Plus Four Options”). The Plus Four Options are exercisable during the period commencing on April 12, 2008 and ending on July 12, 2009. Also includes 600,000 shares owned by Dito Caree L.P., 70,000 shares owned by Richard Pickup IRA, and 25,000 shares owned by Plus Four Equity Partners, LP, each of which, along with Plus Four Private Equities, LP, is an affiliate of Richard H. Pickup. The person who has the ultimate voting and investment control over the shares held by Plus Four Private Equities, L.P. is Todd M. Pickup, the son of Richard H. Pickup. The shares being offered pursuant to this prospectus were acquired pursuant to the terms of a Stock Purchase Agreement, dated as of June 13, 2007, which is included as Exhibit 99.4 to the registration statement of which this prospectus is a part. The shares being offered pursuant to this prospectus exclude the 31,875 shares subject to the Plus Four Options. The 31,875 shares subject to the Plus Four Options are included in the shares covered by the prospectus contained in the Subsequent S-3.

(3)	Assumes full exercise of outstanding warrants to purchase an aggregate of 39,658 shares of our common stock beneficially owned by the selling shareholder (the “Warrants”) and outstanding Options (the “Pequot Options”) to purchase an aggregate of 39,844 shares of our common stock issued to the selling shareholder in connection with the private placement that we completed on September 5, 2007. The Pequot Options are exercisable during the period commencing on April 12, 2008 and ending on July 12, 2009. The shares offered pursuant to this prospectus are held of record by the following funds in the following amounts: Pequot DM Fund, L.P., 309,803 shares, and Pequot Proprietary Risk Allocation Fund, L.P., 120,480 shares. Pequot Capital Management, Inc., which is the investment adviser to the above named funds, exercises sole dispositive, investment and voting power for all the shares. Arthur J. Samberg is the controlling shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership of the shares except for his pecuniary interest. The shares being offered pursuant to this prospectus (which include the 39,658 shares subject to the Warrants) were acquired pursuant to the terms of two Stock Purchase Agreements, dated as of July 6, 2007, which are included as Exhibits 99.5 and 99.6 to the registration statement of which this prospectus is a part. The shares being offered pursuant to this prospectus exclude the 39,844 shares subject to the Pequot Options. The 39,844 shares subject to the Pequot Options are included in the shares covered by the prospectus contained in the Subsequent S-3.

(4)	Assumes full exercise of outstanding Options to purchase an aggregate of 109,993 shares of our common stock issued to the selling shareholders in connection with the private placement that we completed on September 5, 2007 (the “Janus Options”). The Janus Options are exercisable during the period commencing on April 12, 2008 and ending on July 12, 2009. William Bales, acting as the portfolio manager, has sole voting and dispositive control over the securities held by Janus Venture Fund (a series of Janus Investment Fund) (“Janus Venture Fund”), Janus US Venture Fund (a series of Janus Capital Funds plc) (“Janus US Venture Fund”), and Small Cap Growth Portfolio (a series of Ohio National Fund, Inc.) (“Small Cap Growth Portfolio”). Janus Capital Management LLC (“Janus Capital Management”) serves as the investment adviser to Janus Venture Fund and Janus US Venture Fund and as sub-adviser to Small Cap Growth Portfolio. The shares being offered pursuant to this prospectus were acquired pursuant to the terms of a Stock Purchase Agreement, dated as of June 13, 2007, which is included as Exhibit 99.3 to the registration statement of which this prospectus is a part (the “Janus SPA”). The shares being offered pursuant to this prospectus exclude all of the shares of our common stock, in the aggregate amount of 726,791 shares, issued to these shareholders at the Second Closing (as defined in the Janus SPA) immediately prior to the consummation of our merger transaction with eToys Direct, and the 109,993 shares of our common stock subject to the Janus Options. The 726,791 shares so issued to these shareholders and the 109,993 shares subject to the Janus Options are included in the shares covered by the prospectus contained in the Subsequent S-3.

PLAN OF DISTRIBUTION
     We are registering 1,094,346 shares of our common stock to permit the resale of these shares by the selling shareholders from time to time after the date of this prospectus. The selling shareholders and their pledgees, donees, transferees, distributees or other successors-in-interest may from time to time sell the common stock covered by this prospectus directly to purchasers or offer the common stock through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriters’ discounts or commissions or agents’ commissions from the selling shareholders and/or the purchasers of securities for whom they may act as agent, which underwriters’ discounts or commissions or agents’ commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
     The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The sale of the common stock may be effected in transactions (which may involve block transactions):
•	through a securities exchange distribution in accordance with the rules of that exchange,

•	in the over-the-counter market,

•	that are purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus,

•	that are ordinary brokerage transactions and transactions in which the broker solicits purchases,

•	that are privately negotiated transactions,

•	that are short sales,

•	that consist of one or more underwritten offerings on a firm commitment or best efforts basis,

•	otherwise than through an exchange or in the over-the-counter market,

•	through the writing of options,

•	consisting of any combination of any of these methods of sale, and

•	pursuant to any other method permitted by applicable law.
     The selling shareholders may engage brokers, dealers, and underwriters and any such brokers, dealers or underwriters may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling shareholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the common stock is then listed or quoted, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
     The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by the selling shareholders and, if a selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgees, transferees or other successors-in-interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances, in which case the transferees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of the common stock offered hereby or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock, as the case may be, in the course of the hedging positions they assume. The selling shareholders may also sell the common stock short and deliver the common stock, as the case may be, to close out short positions or loan or pledge the common stock to broker-dealers that in turn may sell the common stock.
     The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them hereby will be the purchase price of such common stock less discounts and commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.
     Our common stock is listed for trading on The Nasdaq Capital Market under the symbol “KIDS.”
     In order to comply with the securities laws of some states, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such states or an exemption from registration or qualification is available and complied with.
     The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the securities, may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. If any selling shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act it will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders have acknowledged that they understand their obligations to comply with the provisions of the Securities Exchange Act of 1934 and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.
     In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
     At the time of a particular offering of securities by a selling shareholder, a supplement to this prospectus, if required, will be circulated setting forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

     We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all applicable underwriting discounts and selling commissions, if any, and all fees and expenses of counsel and other advisers retained by the selling shareholders, if any. We will indemnify the selling shareholders against certain liabilities, including under the Securities Act, in accordance with our contractual obligations, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against certain liabilities, including under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the selling shareholders’ contractual obligations, or we may be entitled to contribution. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of our common stock against civil liabilities, including liabilities under the Securities Act.
     Once sold under the registration statement which includes this prospectus, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
     We have agreed with the selling shareholders to keep the registration statement of which this prospectus is a part effective for a maximum period of two years, or such earlier time as all of the shares of common stock covered hereby have been sold.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We maintain a website at http://www.babyuniverse.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We have “incorporated by reference” into this prospectus certain information we have filed, or will file, with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.
     We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:
•	Annual Report on Form 10-K for the year ended December 31, 2006, filed on April 2, 2007;

•	Quarterly Report on Form 10-Q for each of the quarters ended March 31, 2007, filed on May 15, 2007, and June 30, 2007, filed on August 14, 2007;

•	Current Reports on Form 8-K, other than information furnished pursuant to Item 2.02 or Item 7.01, of Form 8-K, filed on January 5, 2007, March 14, 2007, March 16, 2007, April 2,

2007, April 5, 2007, May 15, 2007, May 16, 2007, May 30, 2007, June 4, 2007, June 19, 2007, July 11, 2007, August 14, 2007, August 15, 2007, September 11, 2007, September 17, 2007, and October 18, 2007;

•	Description of our common stock contained in the Registration Statement on Form S-1, filed on April 28, 2005, and in the Amendments to the Registration Statement on Form S-1/A filed on June 15, 2005, July 13, 2005 and on July 28, 2005;

•	Our proxy statement/prospectus included in Amendment No. 3 to our Registration Statement on Form S-4, filed on September 28, 2007; and

•	All other subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules and regulations, after the date of this prospectus.
     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
BabyUniverse, Inc.
1099 18th Street
Denver, Colorado 80202
Attention: Corporate Secretary
Telephone: (303) 228-9000
LEGAL MATTERS
     The validity of the common stock offered hereby will be passed upon for us by Akerman Senterfitt, Miami, Florida.
EXPERTS
     Our consolidated financial statements at December 31, 2006 and 2005, and for each of the two years in the period ended December 31, 2006, incorporated in this prospectus by reference to our proxy statement/prospectus included in Amendment No. 3 to our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 28, 2007, have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, as set forth in their report, incorporated by reference in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
     Our consolidated financial statements for the year ended December 31, 2004, incorporated in this prospectus by reference to our proxy statement/prospectus included in Amendment No. 3 to our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 28, 2007, have been audited by Lieberman & Associates, P.A., independent registered public accounting firm, as set forth in their report, incorporated by reference in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
     The consolidated financial statements of eToys Direct, Inc. at February 3, 2007 and January 28, 2006, and for each of the two years ended February 3, 2007 and January 28, 2006, and the period from May 10, 2004 (inception) to January 29, 2005, incorporated in this prospectus by reference to our proxy statement/prospectus included in Amendment No. 3 to our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 28, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report, incorporated by reference in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

BABYUNIVERSE, INC.
1,094,346 Shares of Common Stock, Par Value $0.001 per Share
_________________________
PROSPECTUS
_________________________
November ___, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission filing fee	$291.28
Legal fees and expenses	5,000.00
Accounting fees and expenses	5,000.00
Printing expenses	2,500.00
Miscellaneous	1,208.72

Total expenses	$14,000.00

     All of the above enumerated fees and expenses will be paid by us. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.
Item 15. Indemnification of Directors and Officers.
     Indemnification under our Second Amended and Restated Articles of Incorporation and Amended Bylaws and Florida Law
     The Florida Business Corporation Act, or FBCA, permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     The FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors of the corporation, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue, or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.
     The FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested shareholders of the corporation. The board of directors also may designate a special committee of disinterested directors to make this determination. Notwithstanding the foregoing, the FBCA provides that a Florida corporation must indemnify any director, officer, employee or agent of a corporation who has been successful in the defense of any proceeding refereed to above.
     Notwithstanding the foregoing, the FBCA provides, in general, that no director of a corporation shall be personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director beached or failed to perform his or her duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) an approval of an unlawful distribution, (iv) with respect to a proceeding by or in the right of the corporation to procure a judgment in its favor by or in the right of a shareholder, conscious disregard for the best interest of the company, or willful misconduct, or (v) with respect to a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probably that harm would follow from such action or omission.
     The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses of any of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding such office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee, or agent were material to the adjudicated cause of action and the director, officer, employee, or agent (a) violated criminal law, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability for unlawful distributions applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.
     We have adopted provisions in our second amended and restated articles of incorporation and amended bylaws providing that our board of directors, officers, employees, and agents shall be indemnified to the fullest extent permitted by Florida law. Additionally, our amended bylaws permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our second amended and restated articles of incorporation or amended bylaws permit such indemnification.
     We maintain insurance policies insuring each of our directors and officers against certain civil liabilities, including liabilities under the Securities Act.
Indemnification under the Merger Agreement with eToys Direct, Inc.
     We have agreed for the six-year period following the effective date of our merger transaction with eToys Direct, Inc. to, or to cause eToys Direct, Inc., as the surviving entity in the merger, to, indemnify each director or officer of eToys Direct, Inc. for any and all actions taken by those individuals prior to the effective time of the merger to the fullest extent and in the same manner as eToys Direct, Inc. provided indemnification to those directors and officers pursuant to its certificate of incorporation in effect at the effective time of the merger. Under our merger agreement with eToys Direct, Inc., we have also agreed to, or to cause eToys Direct, Inc., as the surviving entity in the merger, to, obtain directors and officers insurance covering the persons covered as of the time immediately prior to the consummation of the merger under eToys Direct, Inc.’s directors and officers insurance for a period of six years from the effective date of the merger.

Item 16. Exhibits.

Exhibit Number	Document Description

1.1	*

3.1
Form of Second Amended and Restated Articles of Incorporation of BabyUniverse, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 (File No. 333-144430) filed by BabyUniverse, Inc. on July 9, 2007).

4.1	Specimen Common Stock certificate (incorporated by reference to the identically numbered exhibit in BabyUniverse, Inc.’s Registration Statement on Form S-1/A — Registration Number 333-124395).

5.1	Legal opinion of Akerman Senterfitt.

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Lieberman & Associates, P.A., Independent Registered Public Accounting Firm.

23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.4	Consent of Akerman Senterfitt (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in the signature page to this Amendment No. 2 to Registration Statement on Form S-3).

99.1
Securities Purchase Agreement, dated as of May 24, 2007, between BabyUniverse, Inc. and Pequot Proprietary Risk Allocation Fund, L.P. (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-4/A (File No. 333-143765) filed by BabyUniverse, Inc. on July 23, 2007).

99.2
Securities Purchase Agreement, dated as of May 24, 2007, between BabyUniverse, Inc. and Pequot DM Fund, L.P. (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form S-4/A (File No. 333-143765) filed by BabyUniverse, Inc. on July 23, 2007).

99.3
Stock Purchase Agreement, dated as of June 13, 2007, between BabyUniverse, Inc., on the one hand, and Janus Investment Fund on behalf of its series Janus Venture Fund, Janus Capital Funds plc on behalf of its series US Venture Fund, and Small Cap Growth Portfolio, a series of Ohio National Fund, Inc. (incorporated by reference to Exhibit 99.5 to the Registration Statement on Form S-4/A (File No. 333-143765) filed by BabyUniverse, Inc. on July 23, 2007).

99.4
Stock Purchase Agreement, dated as of June 13, 2007, between BabyUniverse, Inc. and Plus Four Private Equities, LP. (incorporated by reference to Exhibit 99.6 to the Registration Statement on Form S-4/A (File No. 333-143765) filed by BabyUniverse, Inc. on July 23, 2007).

99.5
Stock Purchase Agreement, dated as of July 6, 2007, between BabyUniverse, Inc. and Pequot Proprietary Risk Allocation Fund, L.P. (incorporated by reference to Exhibit 99.7 to the Registration Statement on Form S-4/A (File No. 333-143765) filed by BabyUniverse, Inc. on July 23, 2007).

99.6
Stock Purchase Agreement, dated as of July 6, 2007, between BabyUniverse, Inc. and Pequot DM Fund, L.P. (incorporated by reference to Exhibit 99.8 to the Registration Statement on Form S-4/A (File No. 333-143765) filed by BabyUniverse, Inc. on July 23, 2007).

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an underwritten offering.
Item 17. Undertakings.
(a)	The undersigned registrant (the “Registrant”) hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided; however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on November 19, 2007.

BABYUNIVERSE, INC.
By:	/s/ MICHAEL J. WAGNER
Michael J. Wagner
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John C. Textor and Michael J. Wagner, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s registration statement on Form S-3 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ MICHAEL J. WAGNER

Michael J. Wagner	Chief Executive Officer (Principal Executive Officer) and Director	November 19, 2007

John C. Textor	Chairman of the Board of Directors	November 19, 2007

Signature	Title(s)	Date

/s/ BARRY HOLLINGSWORTH

Barry Hollingsworth	Chief Financial Officer (Principal Financial and Accounting Officer)	November 19, 2007

/s/ PAM ABRAMS

Pam Abrams	Director	November 19, 2007

/s/ JOHN SCHAEFER

John Schaefer	Director	November 19, 2007

/s/ LAUREN KRUEGER

Lauren Krueger	Director	November 19, 2007

/s/ EDWARD ULBRICH

Edward Ulbrich	Director	November 19, 2007

Frank Rosales	Director	November 19, 2007

EXHIBIT INDEX

Exhibit Number	Document Description

1.1	*

3.1
Form of Second Amended and Restated Articles of Incorporation of BabyUniverse, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 (File No. 333-144430) filed by BabyUniverse, Inc. on July 9, 2007).

4.1	Specimen Common Stock certificate (incorporated by reference to the identically numbered exhibit in BabyUniverse, Inc.’s Registration Statement on Form S-1/A — Registration Number 333-124395).

5.1	Legal opinion of Akerman Senterfitt.

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Lieberman & Associates, P.A., Independent Registered Public Accounting Firm.

23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.4	Consent of Akerman Senterfitt (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in the signature page to this Amendment No. 2 to Registration Statement on Form S-3).

99.1
Securities Purchase Agreement, dated as of May 24, 2007, between BabyUniverse, Inc. and Pequot Proprietary Risk Allocation Fund, L.P. (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-4/A (File No. 333-143765) filed by BabyUniverse, Inc. on July 23, 2007).

99.2
Securities Purchase Agreement, dated as of May 24, 2007, between BabyUniverse, Inc. and Pequot DM Fund, L.P. (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form S-4/A (File No. 333-143765) filed by BabyUniverse, Inc. on July 23, 2007).

99.3
Stock Purchase Agreement, dated as of June 13, 2007, between BabyUniverse, Inc., on the one hand, and Janus Investment Fund on behalf of its series Janus Venture Fund, Janus Capital Funds plc on behalf of its series US Venture Fund, and Small Cap Growth Portfolio, a series of Ohio National Fund, Inc. (incorporated by reference to Exhibit 99.5 to the Registration Statement on Form S-4/A (File No. 333-143765) filed by BabyUniverse, Inc. on July 23, 2007).

99.4
Stock Purchase Agreement, dated as of June 13, 2007, between BabyUniverse, Inc. and Plus Four Private Equities, LP. (incorporated by reference to Exhibit 99.6 to the Registration Statement on Form S-4/A (File No. 333-143765) filed by BabyUniverse, Inc. on July 23, 2007).

99.5
Stock Purchase Agreement, dated as of July 6, 2007, between BabyUniverse, Inc. and Pequot Proprietary Risk Allocation Fund, L.P. (incorporated by reference to Exhibit 99.7 to the Registration Statement on Form S-4/A (File No. 333-143765) filed by BabyUniverse, Inc. on July 23, 2007).

99.6
Stock Purchase Agreement, dated as of July 6, 2007, between BabyUniverse, Inc. and Pequot DM Fund, L.P. (incorporated by reference to Exhibit 99.8 to the Registration Statement on Form S-4/A (File No. 333-143765) filed by BabyUniverse, Inc. on July 23, 2007).

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an underwritten offering.